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                                                                     Exhibit 5.1


                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP


                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000
                             FACSIMILE: 404-885-3900

                                  April 5, 2004

AGCO Corporation
4205 River Green Parkway
Duluth, GA  30096

         RE: REGISTRATION STATEMENT ON FORM S-3 (REGISTRATION NO. 333-104352)

Ladies and Gentlemen:

         We have acted as counsel to AGCO Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the above referenced Registration Statement, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on January 14, 2004, under the Securities Act of 1933, as amended (the "Act"), relating to the issuance and sale from time to time, pursuant to Rule 415 of the Act, of $700,000,000 or the foreign equivalent thereof in maximum aggregate offering price of (1) certain shares of the common stock of the Company (the "Common Stock"), and (2) certain debt securities of the Company, as set forth in the prospectus contained in the Registration Statement (the "Prospectus"). The Company intends to issue and sell up to 14,720,000 shares (the "Shares") of the Common Stock to the underwriters (the "Underwriters") named in Schedule I to the Underwriting Agreement, dated April 1, 2004 (the "Underwriting Agreement"), entered into by and among the Company and the Underwriters.

         In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Underwriting Agreement, the Registration Statement, the Prospectus, the supplement to the prospectus dated April 1, 2004, relating to the sale of the Shares (the "Prospectus Supplement"), and such other documents, instruments, certificates and records, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have relied upon the aforesaid documents, instruments, certificates and records and inquiries of your representatives.

         Additionally, in rendering our opinion herein, we have assumed that any and all transactions described in or contemplated by any of the aforementioned documents have been or will be consummated consistent with the descriptions of such transactions as set forth in the Prospectus and the Prospectus Supplement and in accordance with the Underwriting Agreement.



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         Our opinion is based on certain factual representations and assumptions described herein. Any change occurring after the date hereof in, or a variation from, any of the foregoing bases for our opinion could effect the conclusions expressed below. Our opinion herein is limited to the federal laws of the United States of America, the laws of the State of Georgia and the General Corporation Law of the State of Delaware; however, we express no opinion as to the effect of the laws of any other jurisdiction or as to the securities laws of any state (including, without limitation, Georgia), municipal law or the laws of any local agencies within any state (including, without limitation, Georgia).

         On the basis of the foregoing, we are of the opinion that, upon issuance and delivery of the Shares against payment therefore as provided in the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, as originally filed or as subsequently amended, and to the references to Troutman Sanders LLP under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

         This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, beyond the matters expressly stated herein. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in law.


                                            Very truly yours,

                                            /s/  Troutman Sanders LLP

                                            TROUTMAN SANDERS LLP



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